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                                                                     EXHIBIT 5.1


                             Andrews & Kurth L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002




                                February 26, 2003


Board of Directors
The Houston Exploration Company
110 Louisiana Street, Suite 2000
Houston, Texas 77002-5215

Ladies and Gentlemen:

         We have acted as counsel to The Houston Exploration Company (the "Company"), a Delaware corporation, in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-3 filed by the Company with the Commission on May 20, 1999 (the "Registration Statement"), for the purpose of registering under the Act, among other securities, common stock, par value $0.01 per share, of the Company and
(ii) the preparation of a prospectus supplement, dated February 20, 2003 (the "Prospectus Supplement"), in connection with the offer and sale of up to an aggregate of 3,300,000 shares (including 300,000 shares issuable pursuant to the underwriter's over-allotment option) of common stock, par value $0.01 per share, of the Company (the "Shares"). The Shares are being offered and sold in an underwritten public offering pursuant to an underwriting agreement, dated February 20, 2003 (the "Underwriting Agreement"), between the Company and J.P. Morgan Securities Inc.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein (the "Base Prospectus") and the documents incorporated by reference therein, (ii) the Prospectus Supplement, (iii) the Certificate of Incorporation and Bylaws of the Company, as amended to date and (iv) the Underwriting Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals and (iv) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination, we have assumed that all parties (other than the Company) had the power, corporate or other, to enter into, incur and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery, by or on behalf of such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

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Board of Directors
The Houston Exploration Company
February 26, 2003
Page 2


         Based upon and subject to the foregoing and subject also to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement, will be fully paid and nonassessable.

         We express no opinion other than as to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company, the incorporation by reference of this opinion in the Registration Statement and the reference to this firm under the caption "Legal Opinions" in the Prospectus Supplement and under the caption "Legal Opinions" in the Base Prospectus, which form a part of the Registration Statement. In giving this consent, we do not admit that we are "experts" under the Act or under the rules and regulations of the Commission relating thereto, with respect to any part of the Registration Statement, including this exhibit to the Current Report on Form 8-K. This opinion speaks as of its date, and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date.


                                           Very truly yours,

                                           /s/ Andrews & Kurth L.L.P.